Angion July 1, 2021
Agreement Number: 115888

FIRST AMENDMENT AGREEMENT
(hereinafter referred to as the “Amendment Agreement”)

Between

Vifor (International) AG, Rechenstrasse 37, 9014 St. Gallen, Switzerland

(“LICENSEE”)

And

Angion Biomedica Corp, 51 Charles Lindbergh Blvd., NY 11553 Uniondale, the United States of America

(“LICENSOR”)

LICENSEE and LICENSOR may hereinafter be referred to individually as a “Party” or jointly as the “Parties”.

PREAMBLE:

WHEREAS, the Parties concluded a License Agreement with effective date as of 06 November 2020, (hereinafter the “Agreement”);

WHEREAS, pursuant to section 13, each Party may not share other Party’s confidential information to any Third Party without the prior written consent of the Disclosing Party, knowing that the Third Party definition is very broad and then includes also vendors which will be used by each Party in the performance of its obligations;

WHEREAS, this restriction creates major operational hurdle and then the Parties wish to make certain changes regarding Confidentiality and Public Announcements

NOW, THEREFORE, in consideration of the mutual covenants expressed herein and for good and valuable consideration, the Parties hereto agree as follows:

Article 1

The Parties wish to amend Section 13 (Confidentiality and Public Announcements) of the Agreement by replacing it in its entirety with the new Section 13 (Confidentiality and Public Announcements) below:

13. Confidentiality and Public Announcements

(a) Each Party shall keep strictly confidential all Confidential Information obtained from or about the other Party, and it shall have its officers and employees adhere to such duty.

(b) Each Party agrees (i) to keep and maintain Confidential Information received from the other in strict trust and confidence; (ii) to not disclose Confidential Information of the Disclosing
Party to any Third Party without the prior written consent of the Disclosing Party except as is required by mandatory statutes, a court or governmental order or the rules of any stock exchange on which a Party’s shares are listed or are to be listed. Notwithstanding the foregoing, each Party may disclose the terms of this Agreement and any reports delivered

Agreement Number: 115888
hereunder to its investors, potential investors and shareholders, and actual and potential contracting parties including Affiliates and sub-licensees under and subject to the terms of a non-disclosure agreement no less stringent than the terms of this Article 13, provided that the length of confidentiality obligations shall be based on commercially reasonable industry standards for such disclosures. Furthermore, each Party may use the other Party's Confidential Information and disclose such Confidential Information to Third Parties only to the extent required to accomplish the purposes of this Agreement, including exercising its rights or performing its obligations with or without support of such Third Parties. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but no less than reasonable care) to ensure that its employees, Affiliates’ employees or sublicensee’s employees and other Third Parties do not disclose or make any unauthorized use of the Confidential Information of the other Party.

(c) In the event that a disclosure of Confidential Information becomes necessary or required under applicable laws or court or governmental orders, and such disclosure is not otherwise permitted under this Agreement, the Receiving Party requested to disclose shall give to the Disclosing Party the greatest practical prior written notice so as to permit the latter to take all possible action to safeguard its rights in Confidential Information.

(d) The obligations of the Parties relating to Confidential Information shall expire five (5) years after termination or expiry of this Agreement, except that obligations of the Parties relating to Confidential Information deemed trade secrets shall survive termination or expiry of this Agreement for an unlimited period of time for as long as they remain trade secrets.

(e) Each Party shall be as careful to preserve the confidential nature of the other Party's Confidential Information as it is with its own proprietary information.

(f) Subject to any statutory disclosure requirements and paragraphs (g) and (h) below, neither
Party shall make any public announcement concerning the transactions contemplated herein or make any public statement which includes the name of the other Party or any of its Affiliates, or otherwise use the name of the other Party or any of its Affiliates in any public statement or document without the written consent of the other Party. Notwithstanding the foregoing, the Parties will issue joint or unilateral press releases upon the execution of this Agreement, which have been agreed to in advance and the Parties shall have the right to repeat any information disclosed in such press releases in any subsequent press release or other public disclosure so long as such information remains accurate at the time of such disclosure.

(g) The Parties acknowledge that either or both Parties or their Affiliates may be obligated to file under applicable laws a copy of this Agreement with governmental authorities, including, without limitation, the U.S. Securities and Exchange Commission. Each Party and its
Affiliates shall be entitled to make such a required filing, provided that it requests confidential treatment of the commercial terms and sensitive technical terms hereof to the extent such confidential treatment is reasonably available. In the event of any such filing, each Party will provide the other Party with a copy of this Agreement marked to show provisions for which such Party or its Affiliate intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s timely comments thereon to the extent consistent with the applicable legal requirements, with respect to the filing Party or Affiliate, governing disclosure of material agreements and material information that must be publicly filed.

(h) Each Party acknowledges that the other Party or its Affiliates may be legally required to make public disclosures (including in filings with the governmental authorities) of certain terms of or material developments or material information generated under this Agreement and agrees that each Party and its Affiliates may make such disclosures as required by applicable law, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and shall reasonably consider the other Party’s timely comments thereon to the extent consistent with the applicable legal requirements with respect to the disclosing Party or its Affiliate.

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Agreement Number: 115888
(i) The Parties acknowledge and agree that LICENSOR shall have the right to disclose publicly (including on its website): (i) the commencement, progress, status, completion and key results of each clinical trial conducted under this Agreement; (ii) the receipt of any Milestone Payments under this Agreement; and (iii) regulatory approval of any Licensed Product. For each such disclosure, unless LICENSOR otherwise has the right to make such disclosure under this Article 13, LICENSOR shall provide LICENSEE with a draft of such disclosure at least seven (7) days prior to its intended release for LICENSEE’s review and comment, and shall consider LICENSEE’s comments in good faith. If LICENSOR does not receive comments from LICENSEE within seven (7) days, LICENSOR shall have the right to make such disclosure without further delay.

Article 2

All other provisions of the Agreement remain in full force and effect and shall not be affected by this Amendment Agreement.

Article 3

This Amendment Agreement shall become effective as of the date of the last signature with retroactive effect to the original Effective Date of the License and shall be incorporated into the Agreement.

Article 4

Any capitalized term not herein defined has the meaning given to it in the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment Agreement to be executed in 2 (two) copies.

Signed for and on behalf of: Angion Biomedica Corp ________________________________ _______________________________ Print name: Print name: Title: Title: Date: Date:

Signed for and on behalf of: Vifor (International) AG
\si2\ \si3\ ________________________________ _______________________________ Print name: \na2\ Print name: \na3\ Title: \ti2\ Title: \ti3\ Date: \ds2\ Date: \ds3\
Approved by Legal: \si1\
Date: \ds1\
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